SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2004

INTERCHANGE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-33261	65-0908988

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2821 E. Commercial Blvd., Suite 201, Ft. Lauderdale, FL 33308

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 229-0900

(Former name or former address, if changed since last report)

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANTS

     (a) Previous Independent Accountants.

(i)	Effective February 16, 2004, Daszkal Bolton, LLP resigned as the principal accountants to audit the financial statements of Interchange Medical, Inc. (the “Registrant”).

(ii)	The reports of Daszkal Bolton, LLP (“DB”) on the financial statements of Registrant for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle; however, the reports were modified to include an explanatory paragraph wherein DB expressed substantial doubt about the Registrant’s ability to continue as a going concern.

(iii)	The resignation of DB was accepted by the Registrant’s Board of Directors.

(iv)	In connection with its audits for the two most recent fiscal years and including the interim period up to and including the date of resignation, there have been no disagreements with DB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DB would have caused them to make reference thereto in their report on the financial statements for such years; however, the reports were modified to include an explanatory paragraph wherein DB expressed substantial doubt about the Registrant’s ability to continue as a going concern.

(v)	During the two most recent fiscal years and including the interim period up to and including the date of resignation, the Registrant has had no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

The Registrant requested DB furnish a letter addressed to the Securities and Exchange Commission stating whether or not DB agrees with the statements made above and, if not, stating the respects in which it does not agree. A copy of this letter is included as an exhibit to this Report.

     (b) Engagement of New Independent Accountants. As of the date of this Report the Registrant has not engaged new independent accountants.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

16.1	Letter of Daszkal Bolton, LLP pursuant to Item 304 of Regulation S-B.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCHANGE MEDICAL, INC.
By:	/s/ Ahmad Moradi
Ahmad Moradi, President

DATED: March 31, 2004

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